UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007

RedRoller Holdings, Inc.

(f/k/a Aslahan Enterprises Ltd.)
(Exact name of Registrant as Specified in its Charter)

Delaware	333-133987	98-0539667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Soundview Plaza
1266 East Main St.
 Stamford, CT 06902-3546
 (Address of Principal Executive Offices)

(203) 852 - 0100
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01    Entry into a Material Definitive Agreement

On November 28, 2007, RedRoller Holdings, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Burnham Hill Partners (“BHP”), a division of Pali Capital, Inc., whereby the Company engaged BHP to act (i) as its exclusive financial advisor in connection with a strategic transaction involving the Company, which may include a merger or acquisition, partnership or strategic alliance (a “Strategic Transaction”), and (ii) as exclusive placement agent for the Company in connection with any equity or debt financing transaction, or a registered direct offering pursuant to an effective registration statement filed with the Securities Exchange Commission (each, a “Financing Transaction”).

In connection with the Company’s engagement of BHP pursuant to the Agreement, the Company shall pay BHP (i) a transaction fee based upon a percentage of the total aggregate consideration paid to the Company in connection with a Strategic Transaction as follows: (A) three percent (3%) of up to $50,000,000 of aggregate consideration, (B) two percent (2%) of between $50,000,000 and $100,000,000 of aggregate consideration and (C) one and one-half percent (1.5%) of aggregate consideration in excess of $100,000,000; (ii) seven percent (7.0%) of the gross proceeds received by the Company in an equity or equity linked financing; and (iii) four and one half percent (4.5%) of the gross proceeds received by the Company in any non-convertible debt financing.  In connection with the closing of a Financing Transaction, the Company shall also issue BHP five-year warrants to purchase the number of shares of the Company’s common stock equal to seven percent (7%) of the number of shares issued by the Company in such Financing Transaction, which such warrants shall be exercisable at 110% of the purchase price of the common stock issued in such Financing Transaction, or, in the case of convertible securities being issued, 110% of the conversion price of the securities issued in such Financing Transaction.

In addition, in connection with entering into the Agreement, the Company shall issue BHP a five-year warrant to purchase 75,000 shares of the Company’s common stock at an exercise price of $1.27 which is equal to 110% of the closing price of the company’s common stock on November 27, 2007.

The Agreement’s term is 18 months (the “Term”).  During the 12 months following the expiration of the Agreement, BHP shall continue to be entitled to receive the fees provided for in the Agreement in the event that the Company enters into a Strategic Transaction or a Financing Transaction with a party with whom BHP had significant discussions regarding a Strategic Transaction or a Financing Transaction during the Term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RedRoller Holdings, Inc.

Date: November 30, 2007	By:	/s/ William Van Wyck
William Van Wyck
President and Chief Executive Officer